Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 No. 333-232895 and Registration Statements on Form S‑8 Nos. 333-140559, 333-140561, 333-140562, 333-173656, 333-173657, 333-173658, 333-176852, 333-192988, 333-212813, 333-217448 and 333-217449, of PPG Industries, Inc. of our report dated February 18, 2021 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
February 18, 2021